EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 8-K/A, into the Company's previously filed Registration Statements on Form S-8 (File No. 333-07021) and Form S-3 (File Nos. 333-40429 and 333-55881).




ARTHUR ANDERSEN LLP


Miami, Florida,
October 8, 1998.